                                                                Exhibit 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             SUN MICROSYSTEMS, INC.
                 (ORIGINALLY INCORPORATED ON SEPTEMBER 17, 1986)


       1. The name of the corporation is Sun Microsystems, Inc. (the "Corporation").

       2. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, zip code 19801. The name of its registered agent at such address is The Corporation Trust Company.

       3. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

       4.     (a)    This Corporation is authorized to issue two classes of
shares designated "Common Stock" and "Preferred Stock". The total number of shares which this corporation shall have authority to issue is One Hundred Thirty-Five Million (135,000,000), of which One Hundred Twenty-Five Million (125,000,000) shall be Common Stock with a par value of $.00067 per share and Ten Million (10,000,000) shall be Preferred Stock with a par value of $.001 per share.

              (b) The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article 4, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

       The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

              (i) The number of shares constituting that series and the distinctive designation of that series;

              (ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

              (iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

              (iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

              (v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

              (vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

              (vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series.

              (viii) Any other relative or participating rights, preferences and limitations of that series.

       5.     The name and mailing address of the incorporator are as follows:

                                Judith M. O'Brien
                       Wilson, Sonsini, Goodrich & Rosati
                         Two Palo Alto Square, Suite 900
                               Palo Alto, CA 94306

       6.     The Corporation is to have perpetual existence.

       7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation.

       8. The number of directors which will constitute the whole Board of Directors of the Corporation shall be as specified in the By-laws of the Corporation.

       9. At all elections of directors of the Corporation, each holder of stock or of any class or classes or of a series thereof shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single candidate or may distribute them among the number to be elected, or for any two or more of them as he may see fit.

       10. Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

       11. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article 11, nor the adoption of any provision of this Certification of Incorporation inconsistent with this Article 11, shall eliminate or reduce the effect of this Article 11 in respect of any matter occurring, or any cause of action, suit or claim that, but for this
Article 11, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

       12. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. This Certificate of Incorporation may not be amended to eliminate
Section 9 hereof or to divide the directors of the Corporation who are elected by the holders of Common Stock and any Preferred Stock entitled to vote generally with the holders of Common Stock in elections of directors, into two or three classes without the approval of holders of seventy-five percent (75%) of the outstanding shares of the Corporation entitled to vote thereon.

       13. Elections for directors need not be by ballot unless a stockholder demands election by ballot at the meeting and before the voting begins or unless the By-laws so require.

       I, THE UNDERSIGNED, this 23rd day of June, 1987, being the sole incorporator of Sun Microsystems, Inc., do hereby certify that the Corporation has not received any payment for any of its stock and that this Restated Certificate of Incorporation has been adopted in accordance with the provisions of Sections 241 and 245 of the General Corporation Law of the State of Delaware.



                                       /s/ JUDITH M. O'BRIEN
                                       -----------------------------------------
                                       Judith M. O'Brien

                              CERTIFICATE OF MERGER

                                       OF

                             SUN MICROSYSTEMS, INC.
                            A CALIFORNIA CORPORATION

                                      INTO

                             SUN MICROSYSTEMS, INC.

       The undersigned corporation does hereby certify:

       FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

           NAME                         STATE OF INCORPORATION
           ----                         ----------------------

Sun Microsystems, Inc.                         California

Sun Microsystems, Inc.                          Delaware

       SECOND: That an Agreement and Plan of Merger (the "Merger Agreement") between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware and that the effective time of the merger shall be noon eastern standard time on the day on which this Certificate is filed with the Secretary of State of the State of Delaware.

       THIRD: That the name of the surviving corporation of the merger is Sun Microsystems, Inc., a Delaware corporation.

       FOURTH: That the Restated Certificate of Incorporation of Sun Microsystems, Inc., a Delaware corporation, shall be the certificate of incorporation of the surviving corporation.

       FIFTH: That the executed Merger Agreement is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 2550 Garcia Avenue, Mountain View, California 94043.

       SIXTH: That a copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

       SEVENTH: That the authorized capital stock of Sun Microsystems, Inc., a California corporation, is 125,000,000 shares of Common Stock, $.00067 par value, and 10,000,000 shares of Preferred Stock, $.001 par value.

                                       SUN MICROSYSTEMS, INC.
                                       a Delaware corporation


                                       By: /s/ SCOTT G. MCNEALY
                                          -------------------------------------
                                           Scott G. McNealy, President


ATTEST:

/s/ ROBERT G. SMITH
---------------------------------------
Robert G. Smith, Assistant Secretary

                      CERTIFICATE OF OWNERSHIP AND MERGER
                         MERGING TRANCEPT SYSTEMS, INC.
                          INTO SUN MICROSYSTEMS, INC.

     Sun Microsystems, Inc., a corporation incorporated on the 17th day of September, 1987, pursuant to the provisions of the General Corporation Law of the State of Delaware does hereby certify that this corporation owns all the capital stock of Trancept Systems, Inc., a corporation incorporated under the laws of the State of North Carolina, and that this corporation, by a resolution of its board of directors duly adopted at a meeting held on the 28th day of October, 1987 determined to and did merge into itself said Trancept Systems, Inc. which resolution is in the following words to wit:

     WHEREAS, this corporation lawfully owns all the outstanding stock of Trancept Systems, Inc., a corporation organized and existing under the laws of North Carolina, and

     WHEREAS, this corporation desires to merge into itself the said Trancept Systems, Inc. and to be possessed of all the estate, property, rights, privileges and franchises of said corporation.

     NOW, THEREFORE, BE IT RESOLVED: That this corporation merge into itself, and it does hereby merge into itself said Trancept systems, Inc. and assumes all of its liabilities and obligations, and

     RESOLVED FURTHER: That the President and the Secretary of this corporation be and they hereby are directed to make and execute, under the corporate seal of this corporation, a Certificate of Ownership setting forth a copy of the resolution, to merge said Trancept Systems, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of the State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of Newcastle County; and

     RESOLVED FURTHER: That the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in anyway necessary or proper to effect said merger.

     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its president and attested by its secretary, and its corporate seal to be hereto affixed, the 28th day of October 1987.

                                        By /s/ SCOTT G. MCNEALY
                                           -------------------------------------
                                           Scott G. McNealy, President


ATTEST:

/s/ MICHAEL H. MORRIS
-------------------------------------
Michael H. Morris, Secretary



(SEAL)

                            CERTIFICATE OF OWNERSHIP

                                    MERGING

                    CENTRAM SYSTEMS WEST OF CALIFORNIA, INC.

                                      INTO

                             SUN MICROSYSTEMS, INC.

                        (PURSUANT TO SECTION 253 of the
                      GENERAL CORPORATION LAW OF DELAWARE)

     Sun Microsystems, Inc., a corporation incorporated on the 17th day of September, 1986, pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify that this corporation owns all the capital stock of Centram Systems West of California, Inc. ("CSW"), a corporation incorporated under the laws of the State of California, and that this corporation, by a resolution of its board of directors duly adopted at a meeting held on the 23rd day of June, 1988, determined to and did merge into itself said CSW which resolution is in the following words to wit:

     WHEREAS this corporation lawfully owns all the outstanding stock of Centram Systems West of California, Inc. ("CSW"), a corporation organized and existing under the laws of California, and

     WHEREAS this corporation desires to merge into itself the said CSW and to be possessed of all the estate, property, rights, privileges and franchises of said corporation;

     NOW, THEREFORE, BE IT RESOLVED, that this corporation merge into itself, and it does hereby merge into itself said CSW and assumes all of its liabilities and obligations; and

     FURTHER RESOLVED, that the merger shall be effective upon the date of filing with the Secretary of State of Delaware; and

     FURTHER RESOLVED, that the president or a vide-president, and the secretary or treasurer of this corporation be and they hereby are directed to make and execute, under the corporate seal of this corporation, a certificate of ownership setting forth a copy of the resolution, to merge said CSW and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of the State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County; and

FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in anywise necessary or proper to effect said merger.

     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its president and attested by its secretary, and its corporate seal to be hereto affixed, the 23rd day of June, 1988.


                                             BY: /s/ SCOTT G. MCNEALY
                                                 -----------------------------
                                                 Scott G. McNealy, President


ATTEST:

/s/ MICHAEL H. MORRIS
------------------------------
Michael H. Morris, Secretary

(Seal)

                            CERTIFICATE OF AMENDMENT
                         OF THE RESTATED CERTIFICATE OF
                    INCORPORATION OF SUN MICROSYSTEMS, INC.


       William J. Raduchel and Michael H. Morris certify that:

1. They are the Vice President, Chief Financial Officer and Vice President, General Counsel and Corporate Secretary, respectively, of Sun Microsystems, Inc., a Delaware corporation.

2. So much of Section (a) of Article 4 of the Restated Certificate of Incorporation of this Corporation as now reads:

              "This Corporation is authorized to issue two classes of shares designated "Common Stock" and "Preferred Stock". The total number of shares which this corporation shall have authority to issue is One Hundred Thirty Five Million (135,000,000), of which One Hundred Twenty Five Million (125,000,000) shall be Common Stock with a par value of $.00067 per share and Ten Million (10,000,000) shall be Preferred Stock with a par value of $.001 per share."

       is amended to read as follows:

              "This Corporation is authorized to issue two classes of shares designated "Common Stock" and "Preferred Stock". The total number of shares which this corporation shall have authority to issue is Three Hundred Ten Million (310,000,000), of which Three Hundred Million (300,000,000) shall be Common Stock with a par value of $.00067 per share and Ten Million (10,000,000) shall be Preferred Stock with a par value of $.001 per share."

3. The foregoing Certificate of Amendment of the Restated Certificate of Incorporation has been duly approved by the Board of Directors.

4. The foregoing Certificate of Amendment of the Restated and Amended Certificate of Incorporation has been duly approved by the required vote of stockholders in accordance with Section 242 of the Delaware Corporations Code. The total number of outstanding shares of Common Stock of the corporation is 85,177,733. No shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding Common Stock.

We further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in the foregoing certificate are true and correct of our own knowledge.

Executed at Mountain View, California, this 6th day of December, 1989.


                                       SUN MICROSYSTEMS, INC.


                    [Corporate Seal]   /s/ WILLIAM J. RADUCHEL
                                       -----------------------------------------
                                       William J. Raduchel



                             ATTEST:   /s/ MICHAEL H. MORRIS
                                       -----------------------------------------
                                       Michael H. Morris

                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                                  FOLIO, INC.
                                      INTO
                             SUN MICROSYSTEMS, INC.

                          (Pursuant to Section 253 of
                         the Delaware Corporation Law)


     Sun Microsystems, Inc., a Delaware corporation (the "Corporation"), does hereby certify:

     FIRST:    That the Corporation is incorporated pursuant to the General
Corporation Law of the State of Delaware.

     SECOND:   That the Corporation owns 100% of the outstanding shares of capital stock of Folio, Inc., a California corporation ("Subsidiary").

     THIRD:    That upon the merger of the Corporation with Subsidiary, all issued and outstanding shares of capital stock of Subsidiary will be cancelled and no shares of the Corporation will be issued to replace such shares.

     FOURTH:   That the Corporation, by the following resolutions of its Board of Directors, duly adopted on the 13th day of November, 1990, determined to merge Subsidiary into itself on the conditions set forth in the following resolutions of the Board of Directors:

          WHEREAS: this Corporation owns all the issued and outstanding shares of Subsidiary;

          RESOLVED: That the Corporation merge Subsidiary into itself and assume all of Subsidiary's liabilities and obligations;

          RESOLVED FURTHER:   That the appropriate officers of this Corporation
     be, and they hereby are, directed to make, execute and acknowledge a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge Subsidiary into this Corporation and date of adoption thereof, and cause the same to be filed in the offices of the Secretaries of State of Delaware and California and a certified copy recorded in the Office of the Recorder of Deeds of New Castle County;

          RESOLVED FURTHER:   That the merger shall be effective upon filing
     with the Secretary of State of Delaware;

          RESOLVED FURTHER:   Anything herein or elsewhere to the contrary
     notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors

          RESOLVED FURTHER:   That the officers of this Corporation be and
     hereby are authorized and directed to do all acts and things whatsoever, whether within or without the States of Delaware and California; which may be in any way necessary or proper to effect said merger.

     RESOLVED: That all prior actions taken by the Officers of this corporation in connection with the foregoing resolutions are hereby ratified and approved.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Scott G. McNealy, its President and Chief Executive Officer, and Michael H. Morris, its Vice President, General Counsel and Corporate Secretary, this 13th day of November, 1990.

                                             Sun Microsystems, Inc.


                                             By: /s/ SCOTT G. MCNEALY
                                                 -----------------------------
                                                 Scott G. McNealy
                                                 President and Chief Executive
                                                 Officer



ATTEST:


By: /s/ MICHAEL H. MORRIS
   --------------------------------------
    Michael H. Morris, Vice President
    General Counsel & Corporate Secretary

                            CERTIFICATE OF AMENDMENT
                         OF THE RESTATED CERTIFICATE OF
                                INCORPORATION OF
                             SUN MICROSYSTEMS, INC.


       Michael E. Lehman and Michael H. Morris, certify that:

1. They are the Vice-President, Chief Financial Officer and Vice President, General Counsel and Corporate Secretary, respectively, of Sun Microsystems, Inc., a Delaware corporation.

2. So much of Section (a) of Article 4 of the Restated Certificate of Incorporation of this Corporation as now reads.

       "This Corporation is authorized to issue two classes of shares designated "Common Stock" and "Preferred Stock". The total number of shares which this corporation shall have authority to issue is Three Hundred Ten Million (310,000,000), of which Three Hundred Million (300,000,000) shall be Common Stock with a par value of $.00067 per share and Ten Million (10,000,000) shall be Preferred Stock with a par value of $.001 per share."

       is amended to read as follows:

       "The Corporation is authorized to issue two classes of shares designated "Common Stock" and "Preferred Stock". The total number of shares which this corporation shall have authority to issue is Nine Hundred Fifty Million (950,000,000), of which Nine Hundred Forty Million (940,000,000) shall be Common Stock with a par value of $.00067 per share and Ten Million (10,000,000) shall be Preferred Stock with a par value of $.001 per share."

3. The foregoing Certificate of Amendment of the Restated Certificate of Incorporation has been duly approved by the Board of Directors.

4. The foregoing Certificate of Amendment of the Restated Certificate of Incorporation has been duly approved by the required vote of stockholders in accordance with Section 242 of the Delaware Corporations Code. The total number of outstanding shares of Common Stock of the corporation is 183,648,532. No shares of Preferred Stock are outstanding. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding Common Stock.

We further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in the foregoing certificate are true and correct of our own knowledge.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and the Certificate of Amendment to be signed by Michael E. Lehman, its Vice President, Chief Financial Officer and attested by Michael H. Morris, its Vice President, General Counsel and Corporate Secretary, this 13th day of November, 1996.

                                       SUN MICROSYSTEMS, INC.


                    [Corporate Seal]   /s/ MICHAEL E. LEHMAN
                                       -----------------------------------------
                                       Michael E. Lehman



                             ATTEST:   /s/ MICHAEL H. MORRIS
                                       -----------------------------------------
                                       Michael H. Morris

               CERTIFICATE OF DESIGNATIONS OF RIGHTS, PREFERENCES
                                AND PRIVILEGES OF
                     SERIES A PARTICIPATING PREFERRED STOCK
                            OF SUN MICROSYSTEMS, INC.


      The undersigned, Scott G. McNealy and Michael H. Morris do hereby certify:

      1. That they are the duly elected and acting President and Secretary, respectively, of Sun Microsystems, Inc., a Delaware corporation (the "CORPORATION").

      2. That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the said Corporation, the said Board of Directors on February 11, 1998 adopted the following resolution creating a series of 1,000,000 shares of Preferred Stock designated as Series A Participating Preferred Stock:

      "RESOLVED, that pursuant to the authority vested in the Board of Directors of the corporation by the Restated Certificate of Incorporation, the Board of Directors does hereby provide for the issue of a series of Preferred Stock of the Corporation and does hereby fix and herein state and express the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of such series of Preferred Stock as follows:

      Section I. Designation and Amount. The shares of such series shall be designated as "SERIES A PARTICIPATING PREFERRED STOCK." The Series A Participating Preferred Stock shall have a par value of $0.001 per share, and the number of shares constituting such series shall be 1,000,000.

      Section II. Proportional Adjustment. In the event the Corporation shall at any time after the issuance of any share or shares of Series A Participating Preferred Stock (i) declare any dividend on Common Stock of the Corporation ("COMMON STOCK") payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Corporation shall simultaneously effect a proportional adjustment to the number of outstanding shares of Series A Participating Preferred Stock.

      Section III. Dividends and Distributions.

            A. Subject to the prior and superior right of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Participating Preferred Stock with respect to dividends, the holders of shares of Series A Participating Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of January, April, July and October in each year (each such date being referred to herein as a "QUARTERLY DIVIDEND PAYMENT DATE"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Participating Preferred Stock.

            B. The Corporation shall declare a dividend or distribution on the Series A Participating Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

            C. Dividends shall begin to accrue on outstanding shares of Series A Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

      Section IV. Voting Rights. The holders of shares of Series A Participating Preferred Stock shall have the following voting rights:

            A. Each share of Series A Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation.

            B. Except as otherwise provided herein or by law, the holders of shares of Series A Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

            C. Except as required by law, holders of Series A Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

      Section V. Certain Restrictions.

            A. The Corporation shall not declare any dividend on, make any distribution on, or redeem or purchase or otherwise acquire for consideration any shares of Common Stock after the first issuance of a share or fraction of a share of Series A Participating Preferred Stock unless concurrently therewith it shall declare a dividend on the Series A Participating Preferred Stock as required by Section III hereof.

            B. Whenever quarterly dividends or other dividends or distributions payable on the Series A Participating Preferred Stock as provided in Section III are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                  1. declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock;

                  2. declare or pay dividends on, make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with Series A Participating Preferred Stock, except dividends paid ratably on the Series A Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  3. redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Participating Preferred Stock;

                  4. purchase or otherwise acquire for consideration any shares of Series A Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

            C. The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 5, purchase or otherwise acquire such shares at such time and in such manner.

      Section VI. Reacquired Shares. Any shares of Series A Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein and, in the Restated Certificate of Incorporation, as then amended.

      Section VII. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Participating Preferred Stock shall be entitled to receive an aggregate amount per share equal to 1000 times the aggregate amount to be distributed per share to holders of shares of Common Stock plus an amount equal to any accrued and unpaid dividends on such shares of Series A Participating Preferred Stock.

      Section VIII. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

      Section IX. No Redemption. The shares of Series A Participating Preferred Stock shall not be redeemable.

      Section X. Ranking. The Series A Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

      Section XI. Amendment. The Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preference or special rights of the Series A Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series A Participating Preferred Stock, voting separately as a class.

      Section XII. Fractional Shares. Series A Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Participating Preferred Stock.

                                      * * *

      RESOLVED FURTHER, that the President or any Vice President and the Secretary or any Assistant Secretary of this corporation be, and they hereby are, authorized and directed to prepare and file a Certificate of Designation of Rights, Preferences and Privileges in accordance with the foregoing resolution and the provisions of Delaware law and to take such actions as they may deem necessary or appropriate to carry out the intent of the foregoing resolution."

      We further declare under penalty of perjury that the matters set forth in the foregoing Certificate of Designation are true and correct of our own knowledge.

      Executed at Palo Alto, California on February 11, 1998.



                                       /s/ SCOTT G. MCNEALY
                                       -----------------------------------------
                                       Scott G. McNealy, President


                                       /s/ MICHAEL H. MORRIS
                                       -----------------------------------------
                                       Michael H. Morris, Secretary


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